December 2, 2019 RE: Employment with Immersion Canada Corporation Dear Aaron: Immersion Canada Corporation, (the “Company”) an affiliate of Immersion Corporation (“Immersion”) is pleased to present this offer for the position of Chief Finance Officer, on the terms set forth in this agreement, effective upon your acceptance by execution of a counterpart copy of this letter where indicated below. Reporting Duties and Responsibilities. In this position, you will report to Ramzi Haidamus, CEO. Salary and Benefits. Your annual base salary of $310,000 CAD, less applicable taxes, payable in accordance with the Company’s customary payroll practice, is $11,923.08 CAD bi-weekly. In addition, you will be eligible for a bonus in accordance with the Company’s Executive Incentive Plan of up to 50% of your salary. This offer is for a full time, salaried position, located at the offices of the Company, except as to travel to other locations that may be necessary to fulfill your responsibilities here. Our Company’s focal reviews are normally conducted during the first quarter of the fiscal year at which time your performance will be evaluated. You will also receive the Company’s standard employee benefits package beginning on your employment start date. A copy of our current benefits package will be provided to you on your first day of employment. Please note that the Company's benefit package is subject to change at any time. You will receive a sign-on bonus in the amount of $40,000 CAD, less applicable taxes, when you start your employment with Immersion. In the event that you voluntarily leave Immersion before one year of employment you will be required to pay back the bonus on a pro-rata basis. The bonus will be paid within 30 days of your start date. Vacation. You will also be entitled to four (4) weeks of vacation annually. Beginning from your start date, your vacation will accrue at a rate of 6.1539 hours per pay period. Vacation time should be taken by the Employee at such time, as may be acceptable to the Company, having regard to the operations of the business. Professional Development and Professional Fees. A reasonable amount of expenses related to your professional development are eligible for full payment or reimbursement. Additionally, any reasonable fees related to professional dues, membership or certifications will be paid at 100%.

Restricted Stock Units. Effective upon your start date, Immersion will grant you 70,000 Restricted Stock Units (RSUs). The Restricted Stock Units will vest over a three-year period. Assuming your continued employment by Immersion, one-third of the shares will vest on each of the first, second and third anniversaries of your start date, as per the terms and conditions of the applicable plan. Stock Options. Effective upon your start date, the Company will grant you an option to purchase 140,000 shares of the Company’s Common Stock pursuant to the Company’s stock option plan and standard stock option agreement. All options will have an exercise price that will be equal to the fair market value of the Company’s Common Stock on the 10th business day in the month following the month of your start date. The options will become exercisable over a four-year exercise schedule with 25% of the shares vesting at the end of your first twelve months of service, and with an additional 2.083% vesting per month thereafter, at the close of each month during which you remain employed with the Company. Change of Control Benefits. Concurrently with this Agreement, the Company is entering into the Retention and Ownership Change Event Agreement. Background Investigation. This offer is contingent upon the completion of a satisfactory investigation (concerning your background and references) to which you consent by having applied for this position. This agreement may be revoked in the event the results of the investigation do not meet Immersion’s requirements. Confidential Information. As an employee of the Company, you will have access to certain Company and Immersion confidential information and you may during the course of your employment, develop certain information or inventions that will be the property of the Company and/or Immersion. To protect the interest of the Company, you will need to sign the Company’s standard “Employee Inventions and Confidentiality Agreement” as a condition of your employment. A copy of the agreement is attached for your review, and you will be required to sign that agreement on or before the first day of your employment with the Company. We wish to impress upon you that we do not wish you to bring with you any confidential or proprietary material of any former employer or to violate any other obligation to your former employers. Indefinite Term Employment. While we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an employee of the Company for an indefinite term, which means that our employment relationship can be terminated by either of us for any reason at any time in accordance with law and subject to the terms of the Retention and Ownership Change Event Agreement. Any statements or representations to the contrary (and indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as a commitment to continue your employment for any particular period of time. Authorization to Work. By accepting our offer, you solemnly declare that there is nothing preventing you from lawfully working in Canada. Once your employment begins, you will be required to provide us with proof of your social insurance number for group insurance and payroll deduction purposes. Dispute Resolution. In the event of any dispute or claim arising out of or relating to your employment relationship with the Company, the termination of that relationship for any reason, or this agreement (including, but not limited to any claims of wrongful termination, breach of contract, fraud, infliction of emotional distress, or age, sex, race, national origin, disability, religious or other discrimination, harassment or retaliation), you and the Company agree that all such disputes or claims shall be resolved exclusively by binding arbitration conducted by a single arbitrator in conformity with the rules on Arbitration contained in the Civil Code of Quebec and the Quebec Code of Civil Procedure. You and the Company hereby waive your rights to have any such disputes or claims tried by a court of law. Such arbitration shall be held in Montreal, Quebec. Compliance with Rules. By accepting employment with the Company, you agree to comply with all of the policies, rules, procedures, and other guidelines set forth by the Company, whether in the employee handbook or elsewhere. Term of Offer. This offer will remain open until close of business on December 5, 2019. If you decide to accept our offer, and we hope that you will, please sign the enclosed copy of this letter in the space indicated and return it to me. Upon your signature below, this will become our binding agreement with respect to the subject matter of this letter, superseding in its entirety all other or prior agreements by you with the Company as to the specific subjects of this letter. This letter agreement will be binding upon and inure to the benefit of our respective successors and assigns, and heirs, administrators and executors, and will be governed by Quebec law. This letter agreement may only be amended or modified by a writing signed by you and an authorized officer of the Company. Language. We agree that this offer of employment letter be drafted in English. Nous convenons que cette lettre d’offre d’emploi soit rédigée en anglais. We are excited and pleased to have you join the Immersion team in this exciting role and we look forward to a mutually beneficial working relationship. Sincerely, Immersion Canada Corporation /s/ Patricia Winter Patricia Winter Head of Human Resources

Agreed and Accepted I agree to accept employment with Immersion Canada Corporation on the terms and conditions set forth in this letter agreement. /s/ Aaron Akerman 12/5/2019 Aaron Akerman Date Anticipated Start Date: The start date will be on a date to be mutually agreed upon by the parties following the Company’s written notice to you confirming the satisfactory completion of the background and reference investigation contemplated in this Agreement. For purposes of this Agreement, the term “start date” shall mean the day on which you commence employment with the Company.